Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-296768 on Form S-4 of our report dated June 12, 2026, relating to the financial statement of Rome Wildlife, Inc. We also consent to the reference to us under the headings “Experts” and “Independent Public Accounting Firms, Transfer Agents and Registrars” in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

July 7, 2026